Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Penske Automotive Group, Inc. Registration Statements No. 333-204337, 333-26219, 333-177855, and 333-184734 on Form S-8 and in Registration Statement No. 333-216228 on Form S-3 of our report dated February 22, 2019, relating to the consolidated financial statements of Penske Truck Leasing Co., L.P. and its subsidiaries, appearing in this Annual Report on Form 10-K of Penske Automotive Group, Inc. for the year ended December 31, 2018.

/s/ Deloitte & Touche LLP

Detroit, Michigan

February 22, 2019